Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports Fourth Quarter and Full Year Fiscal 2012 Results

Exceeds Full Year Fiscal 2012 Guidance

Rochester, N.Y. — August 16, 2012 — Harris Interactive Inc. (NASDAQ: HPOL), a leading global market research firm, today announced its fourth quarter and full year fiscal 2012 financial results.

Al Angrisani, President and Chief Executive Officer of Harris Interactive, commented, “I am pleased to report that we exceeded our full year fiscal 2012 guidance with $12.1 million of adjusted EBIDTA with add backs. This represents more than a 70% improvement in adjusted EBITDA with add backs from the previous year and the completion of a successful first year of the turnaround effort.” Angrisani continued, “Our efforts in year two of the turnaround will be focused on profitably growing Harris, with emphasis in the U.S. on the Harris Poll, our Custom Solutions Group and the Harris Interactive Service Bureau, as well as select areas of our international business.”

Key Financial Statistics (1)

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
USD in millions – unaudited	2012	2011	2012	2011
Revenue (2)	$36.5	$44.2	$147.5	$160.7
Operating loss (3)(4)	$(0.5)	$(4.0)	$(2.8)	$(6.0)
Loss from continuing operations	$(0.9)	$(4.5)	$(3.7)	$(7.7)
Loss from discontinued operations	$—	$(0.6)	$(1.9)	$(0.8)
Net loss	$(0.9)	$(5.1)	$(5.6)	$(8.5)
Fully diluted net loss per share – continuing operations	$(0.02)	$(0.08)	$(0.07)	$(0.14)
Fully diluted net loss per share – discontinued operations	$—	$(0.01)	$(0.03)	$(0.01)
Fully diluted net loss per share	$(0.02)	$(0.09)	$(0.10)	$(0.15)
Adjusted EBITDA (4)(5)	$1.5	$(2.1)	$4.6	$2.0
Adjusted EBITDA with add-back of restructuring and other charges (4)(5)	$3.7	$1.9	$12.1	$7.1
Cash provided by operations	$0.3	$2.9	$3.9	$4.0
Bookings (6)	$28.5	$34.0	$145.3	$161.9

At June 30:	2012	2011
Cash and cash equivalents	$11.5	$14.1
Outstanding debt	$6.0	$10.8
Secured revenue (7)	$42.5	$44.7

©2012 Harris Interactive Inc.	All rights reserved.

(1)	All amounts shown reflect our Asian operations as discontinued operations.
(2)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, revenue for the three and twelve months ended June 30, 2012 decreased by 15% and 8%, respectively, over the same prior year periods.
(3)	Operating loss for the three months ended June 30, 2012 included restructuring and other charges of $2.2 million, compared with $4.0 million for the same prior year period. Operating loss for the twelve months ended June 30, 2012 included restructuring and other charges of $7.5 million, compared with $5.1 million for the same prior year period.
(4)	During the three and twelve months ended June 30, 2011, the Company recorded $338 thousand and $150 thousand, respectively, in French research and development credits and initially presented those credits within the provision for income taxes line of its consolidated statement of operations. During the three and twelve months ended June 30, 2012, the Company recorded $124 thousand in such credits and presented them in the selling, general and administrative line of its consolidated statement of operations based on the determined refundable nature of these credits. The prior year presentation has been revised to conform to the current year presentation.
(5)	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA with stock-based compensation added back.
(6)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, bookings for the three and twelve months ended June 30, 2012 decreased by 11% and 8%, respectively, over the same prior year periods.
(7)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, secured revenue at June 30, 2012 decreased by 3% over the same prior year period.

Fourth Quarter and Full Year Fiscal 2012 Results Conference Call and Webcast Access

Al Angrisani, President and Chief Executive Officer, will host a conference call to discuss these results on Thursday, August 16, 2012, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.

A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release and oral statements made by the Company on its conference call constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, the Company’s ability to maintain compliance with certain NASDAQ listing requirements, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and the Company’s ability to remain in compliance with the financial covenants in its credit agreement.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive

Harris Interactive is one of the world’s leading market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll® and for pioneering innovative research methodologies, Harris offers proprietary solutions in the areas of market and customer insight, corporate brand and reputation strategy, and marketing, advertising, public relations and communications research. Harris possesses expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Additionally, Harris has a portfolio of multi-client offerings that complement our custom solutions while maximizing our client’s research investment. Serving clients in more than 215 countries and territories through our North American and European offices, Harris specializes in delivering research solutions that help us—and our clients—stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – E

HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	June 30,
	2012	2011
Assets
Cash and cash equivalents	$11,456	$14,084
Accounts receivable, net	19,940	25,046
Unbilled receivables	7,513	7,580
Prepaids and other current assets	3,859	3,588
Deferred tax assets	243	306
Assets from discontinued operations	—	2,361

Total current assets	43,011	52,965

Property, plant and equipment, net	2,500	3,291
Other intangibles, net	10,795	14,041
Other assets	1,080	1,551

Total assets	$57,386	$71,848

Liabilities and Stockholders’ Equity
Accounts payable	$7,628	$9,308
Accrued expenses	21,643	20,924
Current portion of long-term debt	4,794	4,794
Deferred revenue	10,088	13,397
Liabilities from discontinued operations	181	1,013

Total current liabilities	44,334	49,436

Long-term debt	1,199	5,993
Deferred tax liabilities	1,696	2,195
Other long-term liabilities	4,072	2,752

Total stockholders’ equity	6,085	11,472

Total liabilities and stockholders’ equity	$57,386	$71,848

HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2012 (4)	2011 (4)	2012 (4)	2011 (4)
Revenue from services	$36,501	$44,178	$147,503	$160,664

Operating expenses:
Cost of services	23,103	29,340	91,902	105,976
Selling, general and administrative	10,691	13,396	46,270	49,701
Depreciation and amortization	1,005	1,443	4,607	5,921
Restructuring and other charges	2,182	3,974	7,530	5,100

Total operating expenses	36,981	48,153	150,309	166,698

Operating loss	(480)	(3,975)	(2,806)	(6,034)
Operating margin	-1.3%	-9.0%	-1.9%	-3.8%
Interest expense, net	133	238	689	1,171

Loss from continuing operations before income taxes	(613)	(4,213)	(3,495)	(7,205)

Provision for income taxes	319	292	234	492

Loss from continuing operations	(932)	(4,505)	(3,729)	(7,697)
Loss from discontinued operations	—	(620)	(1,854)	(756)

Net loss	$(932)	$(5,125)	$(5,583)	$(8,453)

Basic net loss per share:
Continuing operations	$(0.02)	$(0.08)	$(0.07)	$(0.14)
Discontinued operations	—	(0.01)	(0.03)	(0.01)

Basic net loss per share	$(0.02)	$(0.09)	$(0.10)	$(0.15)

Diluted net loss per share:
Continuing operations	$(0.02)	$(0.08)	$(0.07)	$(0.14)
Discontinued operations	—	(0.01)	(0.03)	(0.01)

Diluted net loss per share	$(0.02)	$(0.09)	$(0.10)	$(0.15)

Weighted average shares outstanding -
Basic	55,733,313	54,716,529	55,383,780	54,566,590

Diluted	55,733,313	54,716,529	55,383,780	54,566,590

Three and Twelve Months Ended June 30, 2012

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

Amounts in thousands of USD

	Three months ended		Twelve months ended
	June 30,		June 30,
	2012 (4)	2011 (4)	2012 (4)	2011 (4)
GAAP net loss	$(932)	$(5,125)	$(5,583)	$(8,453)
Loss from discontinued operations	—	620	1,854	756
Interest expense, net	133	238	689	1,171
Provision for income taxes	319	292	234	492
Depreciation and amortization	1,182	1,699	5,555	7,331

EBITDA	$702	$(2,276)	$2,749	$1,297
Stock-based compensation (8)	830	160	1,827	683

Adjusted EBITDA	$1,532	$(2,116)	$4,576	$1,980

Adjusted EBITDA	$1,532	$(2,116)	$4,576	$1,980
Add-back of restructuring and other charges	2,182	3,974	7,530	5,100

Adjusted EBITDA with add-back of restructuring and other charges	$3,714	$1,858	$12,106	$7,080

(8)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation